Exhibit 99.1

AAR REPORTS THIRD QUARTER FISCAL YEAR 2021 RESULTS

•	Third quarter sales of $410 million, down 26% from the prior year reflecting the continued impact of COVID-19

•	Third quarter GAAP diluted earnings per share from continuing operations of $0.87

•	Adjusted diluted earnings per share from continuing operations of $0.37, which excludes the impact of CARES Act payroll support and other items

•	Cash flow from operating activities from continuing operations of $18 million

WOOD DALE, ILLINOIS (March 23, 2021) — AAR CORP. (NYSE: AIR) today reported third quarter Fiscal Year 2021 consolidated sales of $410.3 million and income from continuing operations of $31.1 million, or $0.87 per diluted share. For the third quarter of the prior year, the Company reported sales of $553.1 million and income from continuing operations of $2.6 million, or $0.07 per diluted share. Our adjusted diluted earnings per share from continuing operations in the third quarter of Fiscal Year 2021 were $0.37 compared to $0.67 in the third quarter of the prior year. Current quarter results included net pretax adjustments of $23.4 million, or $0.50 per share, primarily related to the exclusion of CARES Act payroll support.

Consolidated third quarter sales decreased 26% from the prior year quarter. Our consolidated sales to commercial customers decreased 42% from the prior year quarter primarily due to the continued impact of COVID-19. Our consolidated sales to government customers increased 4% as a result of continued strong performance across our global government contracts.

Sales to government and defense customers were 49% of consolidated sales compared to 35% in the prior year’s quarter reflecting the growth in our government business as well as the continued impact of COVID-19 on commercial volumes.

Gross profit margins increased from 11.8% in the prior year quarter to 21.0% in the current quarter due primarily to the CARES Act payroll support. Adjusted gross profit margin, which excludes the CARES Act payroll support and other items, increased from 16.0% in the prior year quarter to 16.1% in the current quarter despite a 27% decrease in adjusted sales. Sequentially, our adjusted gross profit margin increased from 13.9% in the second quarter to 16.1% in the current quarter.

Selling, general and administrative expenses decreased from $58.1 million in the prior year quarter to $44.9 million reflecting the impact of our actions to reduce both our fixed and variable cost structure. As a percentage of sales, selling, general and administrative expenses were 10.9% for the quarter compared to 10.5% last year as a result of the significant decrease in commercial sales more than offsetting the favorable impact from the cost reduction actions.

Sequentially, operating margin increased from 5.4% in the second quarter to 9.7% in the current quarter due primarily to the CARES Act payroll support. Adjusted operating margin, which excludes the CARES Act payroll support and other items, increased from 4.0% in the second quarter to 5.0% in the current quarter.

“We drove another quarter of meaningful improvement in our adjusted operating margin while in a stable revenue environment as a result of the actions we have taken to reduce costs and increase our operating efficiency. We are committed to maintaining our low cost structure and expect further margin expansion as our revenue recovers,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

Net interest expense for the quarter was $1.0 million compared to $2.3 million last year. Average diluted share count increased to 35.5 million from 35.1 million in the prior year quarter.

Cash flow provided by operating activities from continuing operations was $17.6 million during the current quarter compared to $9.7 million in the prior year quarter. Excluding our accounts receivable financing program, our cash flow provided by operating activities from continuing operations was $18.1 million in the current quarter compared to $9.8 million in the prior year quarter.

Holmes concluded, “Our focus on managing working capital has delivered positive cash flow generation in each quarter of this fiscal year and we are emerging from the pandemic with an even stronger balance sheet. We are pleased with another solid quarter of performance in our government business and encouraged by the early signs of a commercial market recovery. We are confident in our belief that our differentiated solutions will see greater demand as our airline customers continue to increase their flying activity.”

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CT on March 23, 2021. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or +1-703-639-1319 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or +1-404-537-3406 from outside the U.S. (access code 7668363). The replay will be available from 7:15 p.m. CT on March 23, 2021 until 10:59 p.m. CT on March 29, 2021.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2000 | dylan.wolin@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including but not limited to, (i) the ability to maintain meaningful improvement in our adjusted operating margin while in a stable revenue environment resulting from our actions taken to reduce costs and increase our operating efficiency, (ii) the ability to maintain our commitment to a low cost structure and expectation for further margin expansion as revenue recovers, (iii) the expectation of managing working capital to deliver positive cash flow generation and that emerging from the pandemic will result in an even stronger balance sheet, (iv) that we are encouraged by the early signs of a commercial market recovery, and (v) the confidence in our belief that our differentiated solutions will see greater demand as our airline customers continue to increase their flying activity.

Forward-looking statements may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) the impact of the COVID-19 pandemic on air travel, worldwide commercial activity and our and our customers’ ability to source parts and components; (iii) a reduction in the level of sales to the branches, agencies and departments of the U.S. government and their contractors (which were 32.2% of total sales in fiscal 2020); (iv) non-compliance with laws and regulations relating to the formation, administration and performance of our U.S. government contracts; (v) cost overruns and losses on fixed-price contracts; (vi) nonperformance by subcontractors or suppliers; (vii) changes in or non-compliance with laws and regulations that may affect certain of our aviation and government and defense related activities that are subject to licensing, certification and other regulatory requirements imposed by the FAA, the U.S. State Department and other regulatory agencies, both domestic and foreign; (viii)a reduction in outsourcing of maintenance activity by airlines; (ix) a shortage of the skilled personnel on whom we depend to operate our business, or work stoppages; (x) competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do; (xi) financial and operational risks arising as a result of operating internationally; (xii) inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions; (xiii) inability to recover our costs due to fluctuations in market values for aviation products and equipment caused by various factors, including reductions in air travel, airline bankruptcies, consolidations and fleet reductions; (xiv) asset impairment charges we may be required to recognize to reflect the non-recoverability of our assets or lowered expectations regarding businesses we have acquired; (xv) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xvi) non-compliance with restrictive and financial covenants contained in certain of our loan agreements; (xvii) failure to maintain or pay dividends; (xviii) exposure to product liability and property claims that may be in excess of our liability insurance coverage; (xix) threats to our systems technology from equipment failures and/or cybersecurity breaches; (xx) the costs of compliance, and liability for non-compliance, with environmental regulations, including future requirements regarding climate change; and (xxi) a need to make significant capital expenditures to keep pace with technological developments in our industry.

For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

AAR CORP. and Subsidiaries

Consolidated Statements of Income (In millions except per share data - unaudited)	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
	2021	2020	2021	2020
Sales	$410.3	$553.1	$1,214.7	$1,655.5
Cost and expenses:
Cost of sales	324.3	487.8	1,010.6	1,422.7
Provision for doubtful accounts	1.4	1.9	5.8	3.3
Selling, general and administrative	44.9	58.1	133.6	173.3
Loss from joint ventures	––	––	(0.2)	––

Operating income	39.7	5.3	64.5	56.2
Loss on sale of business	––	––	(19.5)	––
Interest expense, net	(1.0)	(2.3)	(3.9)	(6.2)
Other income (expense), net	4.4	(0.2)	3.9	(0.6)

Income from continuing operations before income tax expense	43.1	2.8	45.0	49.4
Income tax expense	12.0	0.2	13.4	9.6
Income from continuing operations	31.1	2.6	31.6	39.8
Loss from discontinued operations	(3.0)	(0.3)	(9.8)	(18.9)
Net income	$28.1	$2.3	$21.8	$20.9

Earnings per share – Basic:
Earnings from continuing operations	$0.88	$0.08	$0.90	$1.14
Loss from discontinued operations	(0.09)	(0.01)	(0.28)	(0.54)
Earnings per share – Basic	$0.79	$0.07	$0.62	$0.60

Earnings per share – Diluted:
Earnings from continuing operations	$0.87	$0.07	$0.89	$1.13
Loss from discontinued operations	(0.08)	(0.01)	(0.28)	(0.54)
Earnings per share – Diluted	$0.79	$0.06	$0.61	$0.59

Share Data:
Weighted average shares outstanding – Basic	35.0	34.7	35.0	34.8
Weighted average shares outstanding – Diluted	35.5	35.1	35.2	35.1

AAR CORP. and Subsidiaries

Consolidated Balance Sheets (In millions)	February 28, 2021	May 31, 2020
	(unaudited)
ASSETS
Cash and cash equivalents	$99.2	$404.7
Restricted cash	13.4	20.0
Accounts receivable, net	186.8	171.9
Contract assets	62.1	49.3
Inventories, net	564.2	623.1
Rotable assets and equipment on or available for lease	52.0	69.6
Assets of discontinued operations	20.3	22.9
Other current assets	30.4	77.2
Total current assets	1,028.4	1,438.7
Property, plant, and equipment, net	123.6	135.7
Operating lease right-of-use assets, net	76.9	89.7
Goodwill and intangible assets, net	123.2	121.7
Rotable assets supporting long-term programs	192.3	211.7
Other non-current assets	98.4	81.5
Total assets	$1,642.8	$2,079.0

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$351.4	$353.2
Liabilities of discontinued operations	36.3	29.9
Total current liabilities	387.7	383.1
Long-term debt	206.0	600.0
Operating lease liabilities	60.8	70.9
Other liabilities and deferred income	55.9	122.4
Total liabilities	710.4	1,176.4
Equity	932.4	902.6
Total liabilities and equity	$1,642.8	$2,079.0

AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
(In millions – unaudited)	2021	2020	2021	2020
Cash flows provided from operating activities:
Net income	$28.1	$2.3	$21.8	$20.9
Loss from discontinued operations	3.0	0.3	9.8	18.9
Income from continuing operations	31.1	2.6	31.6	39.8
Adjustments to reconcile income from continuing operations to net cash provided from (used in) operating activities
Depreciation and intangible amortization	8.9	11.0	27.1	32.8
Amortization of stock-based compensation	2.3	3.2	6.8	10.3
Provision for doubtful accounts	1.4	1.9	5.8	3.3
Loss on sale of business	––	––	19.5	––
Contract termination and restructuring costs	––	24.7	2.2	24.7
Impairment charges	––	––	7.0	––
Changes in certain assets and liabilities:
Accounts receivable	(17.7)	(23.6)	(22.5)	(34.6)
Contract assets	(9.3)	(2.6)	(16.8)	(5.4)
Inventories	21.0	(41.2)	51.2	(98.0)
Rotable assets supporting long-term programs	5.1	(4.6)	4.2	(23.7)
Accounts payable and accrued liabilities	(3.7)	72.9	5.3	97.5
Payroll Support Program deferred credit	(23.6)	––	––	––
Deferred revenue on long-term programs	(12.2)	(22.2)	(72.6)	1.1
Other	14.3	(12.4)	36.2	(48.3)
Net cash provided from (used in) operating activities – continuing operations	17.6	9.7	85.0	(0.5)
Net cash provided from used in operating activities – discontinued operations	(0.5)	(0.7)	(2.4)	(8.4)
Net cash provided from (used in) operating activities	17.1	9.0	82.6	(8.9)

Cash flows provide from (used in) investing activities:
Property, plant and equipment expenditures	(2.6)	(8.1)	(8.6)	(18.3)
Proceeds from termination of life insurance policies	––	––	10.0	––
Other	(0.7)	(0.2)	0.9	(1.7)
Net cash provided from (used in) investing activities – continuing operations	(3.3)	(8.3)	2.3	(20.0)

Cash flows provided from financing activities:
Proceeds from (repayments on) borrowings, net	(15.0)	10.0	(396.3)	65.0
Cash dividends	––	(2.6)	(0.1)	(8.1)
Purchase of treasury stock	––	––	––	(4.1)
Other	0.7	4.1	(0.8)	(0.2)
Net cash provided from (used in) financing activities – continuing operations	(14.3)	11.5	(397.2)	52.6
Effect of exchange rate changes on cash	0.1	––	0.2	0.1
Increase (Decrease) in cash and cash equivalents	(0.4)	12.2	(312.1)	23.8
Cash, cash equivalents, and restricted cash at beginning of period	113.0	52.7	424.7	41.1
Cash, cash equivalents, and restricted cash at end of period	$112.6	$64.9	$112.6	$64.9

AAR CORP. and Subsidiaries

Sales By Business Segment	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
(In millions - unaudited)	2021	2020	2021	2020
Aviation Services	$389.7	$530.3	$1,138.3	$1,574.1
Expeditionary Services	20.6	22.8	76.4	81.4
	$410.3	$553.1	$1,214.7	$1,655.5

Gross Profit by Business Segment	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
(In millions- unaudited)	2021	2020	2021	2020
Aviation Services	$82.5	$65.2	$193.9	$230.9
Expeditionary Services	3.5	0.1	10.2	1.9
	$86.0	$65.3	$204.1	$232.8

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted sales, adjusted cost of goods sold, adjusted gross profit margin, adjusted selling, general, and administrative expenses, adjusted cash flow from provided by (used in) operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and items of an unusual nature including but not limited to business divestitures, workforce actions, subsidies and costs, impairment charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, and significant customer events such as early terminations, contract restructurings, forward loss provisions and bankruptcies.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations (a)	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
(In millions - unaudited)	2021	2020	2021	2020
Income from continuing operations	$31.1	$2.6	$31.6	$39.8
Investigation and remediation compliance costs	0.2	2.1	3.3	6.3
Loss on sale of business	––	––	14.8	––
Contract termination/restructuring costs and loss provisions, net	2.9	18.8	8.0	18.8
Customer bankruptcy charges	0.8	––	1.9	––
Asset impairment charges	––	––	5.4	––
Government workforce subsidies	(18.8)	––	(41.4)	––
Facility consolidation and repositioning costs	––	––	1.8	––
Severance, furlough and pension settlement charges	0.1	0.4	7.0	1.6
Gain on legal settlement	(3.3)	––	(3.3)	––
Strategic financing evaluation costs	––	––	0.8	––
Adjusted income from continuing operations	$13.0	$23.9	$29.9	$66.5

(a)	All adjustments are presented net of applicable income taxes.

Adjusted Diluted Earnings per Share from Continuing Operations (a)	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
(In millions - unaudited)	2021	2020	2021	2020
Diluted earnings per share from continuing operations	$0.87	$0.07	$0.89	$1.13
Investigation and remediation compliance costs	0.01	0.06	0.10	0.18
Loss on sale of business	––	––	0.42	––
Contract termination/restructuring costs and loss provisions, net	0.08	0.53	0.23	0.53
Customer bankruptcy charge	0.02	––	0.05	––
Asset impairment charges	––	––	0.15	––
Government workforce subsidies, net	(0.53)	––	(1.18)	––
Facility consolidation and repositioning costs	––	––	0.05	––
Severance, furlough and pension settlement charges	0.01	0.01	0.20	0.04
Gain on legal settlement	(0.09)	––	(0.09)	––
Strategic financing evaluation costs	––	––	0.02	––
Adjusted diluted earnings per share from continuing operations	$0.37	$0.67	$0.84	$1.88

(a)	All adjustments are presented net of applicable income taxes.

	Three Months Ended
Adjusted Gross Profit Margin (In millions - unaudited)	February 28, 2021	November 30, 2020	February 29, 2020
Sales	$410.3	$403.6	$553.1
Contract termination/restructuring costs and loss provisions, net	1.5	(2.3)	9.8
Customer bankruptcy charge	––	0.4	––
Adjusted sales	$411.8	$401.7	$562.9

Cost of sales	$324.3	$334.1	$487.8
Contract termination/restructuring costs and loss provisions, net	(2.5)	(3.3)	(14.9)
Government workforce subsidies, net	24.0	18.1	––
Facility consolidation and repositioning costs	––	(0.4)	––
Asset impairment charges	––	(1.2)	––
Severance and furlough costs	(0.1)	(1.5)	(0.1)
Adjusted cost of sales	$345.7	$345.8	$472.8

Adjusted gross profit margin	16.1%	13.9%	16.0%

Adjusted Selling, General and Administrative Expenses	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
(In millions - unaudited)	2021	2020	2021	2020
Selling, general and administrative expenses	$44.9	$58.1	$133.6	$173.3
Investigation and remediation compliance costs	(0.3)	(2.7)	(4.4)	(7.9)
Severance and furlough costs	(0.1)	(0.4)	(3.1)	(2.2)
Government workforce subsidies, net	0.6	––	2.2	––
Strategic financing evaluation costs	––	––	(1.0)	––
Stock-based compensation	(2.3)	(3.2)	(6.8)	(10.3)
Adjusted selling, general and administrative expenses	$42.8	$51.8	$120.5	$152.9

	Three Months Ended
Adjusted Operating Margin (In millions - unaudited)	February 28, 2021	November 30, 2020	February 29, 2020
Adjusted sales	$411.8	$401.7	$562.9

Operating income	$39.7	$21.6	$5.3
Investigation and remediation costs	0.3	2.8	2.7
Contract termination/restructuring costs and loss provisions, net	4.0	4.5	24.7
Customer bankruptcy charge	1.0	1.3	––
Government workforce subsidies, net	(24.6)	(18.7)	––
Facility consolidation and repositioning costs	––	0.4	––
Asset impairment charges	––	1.2	––
Severance and furlough costs	0.1	2.2	0.5
Strategic financing evaluation costs	––	0.7	––
Adjusted operating income	$20.5	$16.0	$33.2

Adjusted operating margin	5.0%	4.0%	5.9%

Adjusted Cash Provided by Operating Activities from Continuing Operations	Three Months Ended February 28/29,		Nine Months Ended February 28/29,
(In millions - unaudited)	2021	2020	2021	2020
Cash provided by (used in) operating activities from continuing operations	$17.6	$9.7	$85.0	$(0.5)
Amounts outstanding on accounts receivable financing program:
Beginning of period	48.9	85.7	74.3	86.2
End of period	(48.4)	(85.6)	(48.4)	(85.6)
Adjusted cash provided by operating activities from continuing operations	$18.1	$9.8	$110.9	$0.1

Adjusted EBITDA	Three Months Ended February 28/29,		Nine Months Ended February 28/29,		Year Ended May 31,
(In millions - unaudited)	2021	2020	2021	2020	2020
Net income	$28.1	$2.3	$21.8	$20.9	$4.4
Loss from discontinued operations	3.0	0.3	9.8	18.9	20.4
Income tax expense	12.0	0.2	13.4	9.6	5.6
Other (income) expense, net	(4.4)	0.2	(3.9)	0.6	2.1
Interest expense, net	1.0	2.3	3.9	6.2	8.8
Depreciation and intangible amortization	8.9	11.0	27.1	32.8	43.7
Investigation and remediation costs	0.3	2.7	4.4	8.3	10.1
Loss on sale of business	––	––	19.5	––	––
Asset impairment charges	––	––	7.0	––	11.0
Contract termination/restructuring costs and loss provisions, net	4.0	24.7	10.7	24.7	31.3
Customer bankruptcy charge	1.0	––	2.5	––	1.6
Government workforce subsidies, net	(24.6)	––	(54.4)	––	(2.8)
Facility consolidation and repositioning costs	––	––	2.4	––	4.9
Severance and furlough costs	0.1	0.5	8.3	2.1	7.1
Gain on legal settlement	(4.3)	––	(4.3)	––	––
Strategic financing evaluation costs	––	––	1.0	––	0.4
Stock-based compensation	2.3	3.2	6.8	10.3	7.3
Adjusted EBITDA	$27.4	$47.4	$76.0	$134.4	$155.9

Net Debt (In millions- unaudited)	February 28, 2021	February 29, 2020
Total debt	$207.6	$208.1
Less: Cash and cash equivalents	(99.2)	(37.0)
Net debt	$108.4	$171.1

Net Debt to Adjusted EBITDA (In millions - unaudited)
Adjusted EBITDA for the year ended May 31, 2020	$155.9
Less: Adjusted EBITDA for the nine months ended February 29, 2020	(134.4)
Plus: Adjusted EBITDA for the nine months ended February 28, 2021	76.0
Adjusted EBITDA for the twelve months ended February 28, 2021	$97.5
Net debt at February 28, 2021	$108.4
Net debt to Adjusted EBITDA	1.11